EXHIBIT 23.3

        CONSENT OF BIGELOW & COMPANY, CPA, P.C., INDEPENDENT AUDITORS

We consent to the use of our report dated July 30, 1996, with respect to the financial statements of Turf Specialty, Inc., as a subsidiary of Eco Soil Systems, Inc., which financial statements are not included in the Amendment No. 1 to the Registration Statement on Form SB-2 and related Prospectus of Eco Soil Systems, Inc., for the registration of its common stock.

BIGELOW & COMPANY
Certified Public Accountants, P.C.
By:
/s/ Paul E. Philippe
Paul E. Philippe
Certified Public Accountant

November 27, 1996
Manchester, New Hampshire